EXHIBIT 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement on Form S-8 of theglobe.com, inc. of our report dated February 20, 1999 relating to the balance sheets of theglobe.com, inc. as of December 31, 1998 and 1997, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, and the related financial statement schedule, which report appears in the December 31, 1998 annual report on Form 10-K of theglobe.com, inc. dated March 30, 1999.

                                             /s/ KPMG LLP

New York, New York
May 28, 1999

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement on Form S-8 of theglobe.com, inc. of our report dated March 5, 1999, with respect to the financial statements of factorymall.com, inc. as of December 31, 1998 and 1997 and for the period from inception (April 15, 1996) to December 31, 1996 and for each of the two years in the period ended December 31, 1998, which report appears in the Current Report (Form-8K/A) of theglobe.com, inc. dated April 1, 1999.


                                             /s/ KPMG LLP

Seattle, Washington
May 28, 1999